As Filed with the Securities and Exchange Commission on January ___, 1997.

                                                  REGISTRATION NO. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ____________________

                                 THE 3DO COMPANY
             (Exact name of Registrant as specified in its charter)

                              ____________________

            DELAWARE                                    94-3177293
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization

                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000

     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                              ____________________

                                 JAMES ALAN COOK
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 THE 3DO COMPANY
                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ____________________

                                    Copy to:
                                  NEIL J. WOLFF
                       WILSON, SONSINI, GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300


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

                         CALCULATION OF REGISTRATION FEE

Title Of Each           Amount               Proposed                 Proposed                 Amount Of
Class Of                To Be                Maximum Offering         Maximum                  Registration Fee
Securities To Be        Registered           Price Per Share (1)      Aggregate Offering
Registered                                                            Price (1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par       3,548,705
value $.01 per share    shares               $5.375                   $19,074,289.375          $5,780.09
-----------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on The Nasdaq Stock Market was $5.375 on January 29, 1997.

                      STATEMENT UNDER GENERAL INSTRUCTION E

         The contents of Registrant's Form S-8 Registration Statement (File No. 33-71620, File No. 33-80872, File No.34-84248 and File No. 33-96562) are
incorporated by reference into this Registration Statement.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 29, 1997.

                                   THE 3DO COMPANY

                                   By:  /S/ HUGH C. MARTIN
                                   Hugh C. Martin
                                   President and Principal Accounting Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)
                                   (Duly Authorized Officer)

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William M. Hawkins, III, and James Alan Cook, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do so or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on January 29, 1997.

                  Signature                                         Title                              Date
-----------------------------------------------   ------------------------------------------  -----------------------
/S/  WILLIAM M. HAWKINS, III                      Chairman of the Board of Directors             January 29, 1997
------------------------------------              and Chief Executive Officer
William M. Hawkins, III                           (Principal Executive Officer)

/S/  HUGH C. MARTIN                               President, Director, and Principal             January 29, 1997
--------------------------------------------      Accounting Officer
Hugh C. Martin                                    (Principal Financial Officer and
                                                  Principal Accounting Officer)

/S/  VINOD KHOSLA                                 Director                                       January 29, 1997
------------------------------------
Vinod Khosla

/S/  CHARLES S. PAUL                              Director                                       January 29, 1997
------------------------------------
Charles S. Paul


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

                                  EXHIBIT INDEX

NUMBER            EXHIBIT DESCRIPTION

5.1*              Opinion of Counsel as to the validity of the Shares.

23.1*             Consent of Counsel (included in Exhibit 5.1 above).

23.2*             Consent of KPMG Peat Marwick LLP.

23.3*             Consent of KPMG Peat Marwick LLP.

24.1* Power of Attorney (included under the heading "Signatures," above).

----------
* FILED HEREWITH.


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